As filed with the U.S. Securities and Exchange Commission on September 11, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust I

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See list below

(I.R.S. Employer Identification Number)

Tidal Trust I

234 West Florida Street, Suite 700

Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
SoFi AI Power Grid ETF	NYSE Arca, Inc.
SoFi Blockchain Infrastructure ETF	NYSE Arca, Inc.
SoFi Robotaxi and Autonomous Vehicles ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.   Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 331 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-019915) on September 4, 2026, which is incorporated herein by reference.

The Trust currently consists of 58 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
SoFi AI Power Grid ETF	42-3447290
SoFi Blockchain Infrastructure ETF	42-3410053
SoFi Robotaxi and Autonomous Vehicles ETF	42-3467772

Item 2.   Exhibits

A.	Amended and Restated Certificate of Trust dated June 2, 2025, as filed with the state of Delaware on June 2, 2025, for Tidal Trust I (formerly known as Tidal ETF Trust) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.
B.	Registrant’s Amended and Restated Declaration of Trust, adopted June 2, 2025, is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.
C.	Registrant’s Amended and Restated By-Laws, adopted June 2, 2025, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 267 to Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust I

September 11, 2026

By: /s/ Eric W. Falkeis

Name: Eric W. Falkeis

Title: President